Exhibit 10.4

NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE OR UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THE SECURITIES ARE RESTRICTED AND MAY NOT BE OFFERED, RESOLD, PLEDGED OR TRANSFERRED EXCEPT AS PERMITTED UNDER THE ACT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

 $200,000

Smart Devices Limited

Secured Convertible Debenture

Due Date: as set forth herein

Issue Date: March 7th, 2008

THIS DEBENTURE is issued by Smart Devices Limited, private limited liability Company incorporated under the laws of England and Wales under Company Registration number 03425367 (the “Obligor”) to Woize International Ltd., a corporation incorporated under the laws of the state of Nevada (the “Holder”).

FOR VALUE RECEIVED, the Obligor hereby promises to pay to the Holder or its successors and assigns the principal sum of Two Hundred Thousand USD ($200,000) upon demand.

Interest.  Interest shall accrue on the outstanding principal balance hereof at an annual rate equal to twenty percent (20%).  Interest shall be calculated on the basis of a 360-day year and the actual number of days elapsed, to the extent permitted by applicable law.

This Debenture is subject to the following additional provisions:

Section 1.                                This Debenture is exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be made for such registration of transfer or exchange.

Section 2.                                Events of Default.

(a)           An “Event of Default”, wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i)           Any default in the payment of the principal of, interest on or other charges in respect of this Debenture, free of any claim of subordination, as and when the same shall become due and payable (whether on the Maturity Date or by acceleration or otherwise);

(ii)           The Obligor shall fail to observe or perform any other covenant, agreement or warranty contained in, or otherwise commit any breach or default of any provision of this Debenture (except as may be covered by Section 2(a)(i) hereof) which is not cured with in the time prescribed;

(iii)           The Obligor or any subsidiary of the Obligor shall commence, or there shall be commenced against the Obligor or any subsidiary of the Obligor under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Obligor or any subsidiary of the Obligor commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Obligor or any subsidiary of the Obligor or there is commenced against the Obligor or any subsidiary of the Obligor any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of 61 days; or the Obligor or any subsidiary of the Obligor is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Obligor or any subsidiary of the Obligor suffers any appointment of any custodian, private or court appointed receiver or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of sixty one (61) days; or the Obligor or any subsidiary of the Obligor makes a general assignment for the benefit of creditors; or the Obligor or any subsidiary of the Obligor shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Obligor or any subsidiary of the Obligor shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Obligor or any subsidiary of the Obligor shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Obligor or any subsidiary of the Obligor for the purpose of effecting any of the foregoing;

(iv)           The Obligor or any subsidiary of the Obligor shall default in any of its obligations under any other Debenture or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Obligor or any subsidiary of the Obligor in an amount exceeding $50,000, whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

(v)           Smart or the Pledgor (as defined below) as the case may, be shall breach any representations and warranties contained in the Heads of Agreement and that certain Deed of Agreement dated February 15, 2008 by and between the Obligor and the Holder.

 (b)           During the time that any portion of this Debenture is outstanding, if any Event of Default has occurred and shall continue for a period of three (3) days after a notice of such default has been delivered by the Holder to the Obligor (the “Notice Period”), the full principal amount of this Debenture, together with interest calculated at the rate of 20% per annum and other amounts owing in respect thereof, to the date of acceleration shall become at the Holder's election, immediately due and payable in cash.  The Holder need not provide and the Obligor hereby waives any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period (other than the Notice Period) enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon

Section 3.                                Conversion. The principal amount of this Debenture or any portion thereof together with accrued but unpaid interest shall immediately convert into shares of stock of Obligor without any action of Holder upon the closing of that certain acquisition outlined and set forth in the Heads of Agreement dated February 15, 2008 between the Obligor and the Holder at a conversion price for each share of stock of $1.00.

Section 3.                                Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing and will be deemed to have been delivered:  (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) trading day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be:

If to the Obligor, to:	Smart Devices Limited
Unit 2A, The Reeds, Reeds Road
Frensham, Surrey, GU10 3BP, United Kingdom
Attention: Keith France
Telephone: +44 (0) 1252 792 862
Facsimile: +44 (0) 1252 795 392

If to the Holder:	Woize International, Ltd.
3rd Floor, 14 South Molton Street
London W1K 5QP United Kingdom
Attention: Martin Thorp, CFO
Telephone: +44 (0) 207 499 1730

or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) business days prior to the effectiveness of such change.  Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (iii) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

Section 4.                                Definitions.  For the purposes hereof, the following terms shall have the following meanings:

“Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United Kingdom or a day on which banking institutions are authorized or required by law or other government action to close.

“Original Issue Date” shall mean the date of the first issuance of this Debenture regardless of the number of transfers and regardless of the number of instruments, which may be issued to evidence such Debenture.

“Person” means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

 Section 5                               Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligations of the Obligor, which are absolute and unconditional, to pay the principal of, interest and other charges (if any) on, this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed.  This Debenture is a direct obligation of the Obligor. This Debenture ranks pari passu with all other Debentures now or hereafter issued under the terms set forth herein. As long as this Debenture is outstanding, the Obligor shall not and shall cause their subsidiaries not to, without the consent of the Holder (which shall not be unreasonably withheld), amend its certificate of incorporation, bylaws or other charter documents so as to adversely affect any rights of the Holder.

Section 6.                                If this Debenture is mutilated, lost, stolen or destroyed, the Obligor shall execute and deliver, in exchange and substitution for and upon cancellation of the mutilated Debenture, or in lieu of or in substitution for a lost, stolen or destroyed Debenture, a new Debenture for the principal amount of this Debenture so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Debenture, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Obligor.

Section 7.                                No indebtedness of the Obligor is senior to this Debenture in right of payment, whether with respect to interest, damages or upon liquidation or dissolution or otherwise.  Without the Holder’s consent, the Obligor will not and will not permit any of their subsidiaries to, directly or indirectly, enter into, create, incur, assume or suffer to exist any indebtedness of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits there from that is senior in any respect to the obligations of the Obligor under this Debenture.

Section 8.                                   This Agreement is governed by and shall be construed in accordance with the laws of England.  The parties to this Agreement submit to the exclusive jurisdiction of the English Courts.

Section 9.                                If the Obligor fails to comply with the terms of this Debenture, then the Obligor shall reimburse the Holder promptly for all fees, costs and expenses, including, without limitation, attorneys’ fees and expenses incurred by the Holder in any action in connection with this Debenture, including, without limitation, those incurred: (i) during any workout, attempted workout, and/or in connection with the rendering of legal advice as to the Holder’s rights, remedies and obligations, (ii) collecting any sums which become due to the Holder, (iii) defending or prosecuting any proceeding or any counterclaim to any proceeding or appeal; or (iv) the protection, preservation or enforcement of any rights or remedies of the Holder.

Section 10.                                Any waiver by the Holder of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture. The failure of the Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture. Any waiver must be in writing.

Section 11.                                If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Obligor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Obligor from paying all or any portion of the principal of or interest on this Debenture as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Obligor (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impeded the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

Section 12.   This Debenture is secured by a security interest granted to Obligor for the benefit of the Holder, in all of the assets of the Obligor set forth on the attached Schedule A. Obligor agrees to execute and deliver further instruments as Holder may reasonably require to effectively transfer and assign to, and vest in, Seller a security interest.

Section 13.  Keith France (the “Pledgor”) hereby grants to the Holder an irrevocable, first priority security interest in all of his shares of the Obligor as security for Obligor’s obligations under this Debenture.

IN WITNESS WHEREOF, the Obligor has caused this Promissory Debenture to be duly executed by a duly authorized officer as of the date set forth above.

Smart Devices Limited

By:	/s/
Keith France
Director

Keith France

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